As filed with the Securities and Exchange Commission on December 10, 2009
                                                 Registration No. 333-147111

                                  UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                Post-Effective
                                Amendment No. 1
                                      To
                                   Form S-1

                             REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                                 Tone in Twenty
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                     7991              77-0664193
-------------------------------  -----------------    -----------------
(State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
Incorporation or Organization)        Industrial      Identification No.)
                                   Classification
                                        Number)

          3433 Losee Rd., Suite 2, North Las Vegas, NV          89030
       -------------------------------------------------     -----------
            (Address of Principal Executive Offices)          (Zip Code)

                           John Dean Harper, Esq.
                          3433 Losee Rd., Suite 2,
                         North Las Vegas, NV  89030
                             (702) 604-7038
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                Copies to:
                           John Dean Harper, Esq.
                          3433 Losee Rd., Suite 2,
                         North Las Vegas, NV  89030
                         Telephone:  (702) 604-7038
                               Fax:  (702) 384-2261

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check
One):

   Large accelerated filer    [ ]           Accelerated filer          [ ]

   Non-accelerated filer      [ ]           Smaller reporting company  [X]
   (Do not check if a smaller
   reporting company)


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 (this "Post-Effective Amendment") is being filed pursuant to Section 10(a)(3) of the Securities Act to update our registration statement on Form S-1 (Registration No. 333-147111) (the "Registration Statement"), which was previously declared effective by the Securities and Exchange Commission on April 11, 2008, (i) to include the financial statements and the notes thereto included in our Annual Report on Form 10-K, for the fiscal year ended August 31, 2009, and
(ii) to update certain other information in the Registration Statement.
Based on information received by the Company, no shares were sold by the selling securityholders pursuant to the Registration Statement since
February 28, 2009, the date on which the Registration Statement became stale. No additional securities are being registered under this Post-Effective Amendment. The numbers in this Post-Effective Amendment have been adjusted to account for a 1-for-6 reverse stock split which took place on September 1, 2009. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

-----------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  PROSPECTUS

                  Subject to Completion, Dated ________________

                                Tone in Twenty

           16,737,500 shares of common stock held by stockholders

This prospectus relates to the offer for sale of 16,737,500 shares of our common stock by certain existing holders of the securities, referred to as selling security holders throughout this document. The shares of common stock to be sold by the selling security holders include: a) 425,000 shares held by the selling security holders; and b) 16,666,666 shares issuable to the selling security holders upon conversion of Series A Preferred stock.

We are not selling any shares of our common stock in this offering and therefore will not receive any of the proceeds from this offering.
Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

As of December 10, 2009, we have 437,500 common shares issued and outstanding and 83,333 preferred shares issued and outstanding convertible to 16,666,666 common shares.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state securities laws or that an exemption from registration is available.

Our common stock was cleared for trading on November 24, 2008 on the FINRA Over-the-Counter Bulletin Board under the ticker symbol "TTWZ.OB." Since it was cleared for trading no trades of the Company's stock have taken place.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is _________________

                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
OUR COMPANY............................................................. 3
ABOUT THIS OFFERING..................................................... 5
SELECTED FINANCIAL INFORMATION.......................................... 6
RISK FACTORS............................................................ 7
RISK FACTORS RELATING TO OUR FINANCIAL CONDITION........................ 7
RISK FACTORS RELATING TO OUR COMPANY.................................... 8
OTHER RISK FACTORS......................................................12
CAPITALIZATION .........................................................16
FORWARD-LOOKING STATEMENTS..............................................17
OFFERING INFORMATION....................................................17
USE OF PROCEEDS.........................................................17
DETERMINATION OF THE OFFERING PRICE.....................................18
DILUTION................................................................18
DIVIDEND POLICY.........................................................18
DESCRIPTION OF BUSINESS.................................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............24
LEGAL PROCEEDINGS.......................................................26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............27
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................31
SELLING SECURITY HOLDERS................................................33
PLAN OF DISTRIBUTION....................................................35
DIVIDEND POLICY.........................................................38
DESCRIPTION OF SECURITIES ..............................................39
LEGAL MATTERS...........................................................41
EXPERTS.................................................................41
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................42
WHERE YOU CAN FIND MORE INFORMATION.....................................42
FINANCIAL STATEMENTS....................................................43

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
RECENT SALES OF UNREGISTERED SECURITIES...............................II-1
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-4
POWER OF ATTORNEY.....................................................II-6
SIGNATURES............................................................II-7

We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                             PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in the shares. You are urged to read this prospectus in its entirety, including the information under "Risk Factors" and our financial statements and related notes included elsewhere in this prospectus.

                                Our Company

Tone in Twenty ("Tone" or "the Company") was incorporated in the State of Nevada on August 4, 2006, under the name Tone in Twenty (File Number E0580752006-0). We are in the business of providing personal fitness training using isometric techniques. It is management's belief that isometric training is an intense form of training which requires less hours of work for the same results. It is a form of exercise where muscle exertion is used to strengthen and tone the muscle without changing the length of the muscle fibers. Isometric training involves the exertion of muscle force that must overcome and a counter-balancing force that increases in intensity to the point where the muscle force can no longer hold the counter-balancing force in place. Isometrics are done in static positions, rather than a range of motion. The joint and muscle are either worked against an immovable force or are held in a static position while opposed by resistance. This counter-balancing force comes from a pneumatic air pressure which is pumped into the exercise equipment. The greater the muscle force exerted against the isometric equipment results in greater counter-balancing force.

Activities to date have been limited primarily to organization, initial capitalization, establishing an appropriate operating facility in Las Vegas, Nevada, and commencing its initial operational plans. As of the date of this offering circular, the Company has developed a business plan, established administrative offices and started its personal fitness business.

We are a development stage company. The Company is not operational. We generated minimal revenues from an evaluation program we conducted from January - June 2007, in Las Vegas, NV. We conducted an evaluation of our business plan to define our physical fitness services and advertising program. This evaluation entailed: 1) renting space, by the hour, in a physical fitness training center; 2) hiring and training a physical fitness trainer on using isometric techniques; 3) advertising this physical fitness program in the newspaper; 4) scheduling clients for training sessions; and
5)  providing isometric physical fitness training for clients.

The Company's business plan is to establish a model physical fitness facility in order to train personal trainers on these isometric training techniques. Once these trainers have been fully educated and demonstrate competencies in these techniques, the Company will seek additional locations to host isometric fitness training. The Company's goal is to open four locations throughout the Las Vegas valley in order to have economies of scale in its marketing. Our major obstacle in moving our business plan forward is funding. Management believes we need to raise $100,000 in order to fund our business. It is management's goal to obtain the necessary funding in the next six months.

We plan to apply through a broker dealer for OTC-Bulletin Board listing after our Registration Statement becomes effective. Management believes that listing on the OTC-Bulletin will better position the Company to find the financing its needs to move its business plan forward. We expect to commence our personal fitness training program within six months of obtaining the financing we need. There are no assurances that we will be able to raise the necessary funding to move our business plan forward.

Since our inception on August 4, 2006 through August 31, 2007, we generated $7,979 in revenues derived from an evaluation program. For the fiscal year ending August 31, 2009 we experienced a net loss of $(8,876) versus a net loss of $(21,927) for the fiscal year August 31, 2008. The net loss for the fiscal year ending August 31, 2009 was contributed to general and administrative expense of $4,233 and audit expenses of $7,000. Most of the general and administrative expenses, since our inception, represented legal and accounting fees. Our cash at hand as of August 31, 2009 was $2,013. In our August 31, 2009 year-end financials, our auditor issued an opinion the our financial condition raises substantial doubt about the Company's ability to continue as a going concern.

Our principal executive offices and our headquarters are located at 3433 Losee Rd., Suite 2, North Las Vegas, NV 89030, and our telephone number is
(702) 604-7038.

                            About this Offering

Securities Being Offered 16,737,500 common shares by selling shareholders.

Common Stock Outstanding
    Before the Offering: 437,500 shares

Common Stock Outstanding
    After the Offering:  16,737,500 shares (assuming the full conversion of all Series A Callable and Convertible Preferred shares which are registered herein). All of the common stock to be sold under this prospectus will be sold by our existing shareholders. The shares issued to the selling shareholders were made in reliance upon an exemption from registration under Section 4(2) of the Securities Act. For a list of the selling stockholders and the amount of shares that each of them expects to sell, see "Selling Security holders."

Offering Price           The offering price of the common stock is $0.12
                         per share (adjusted for the reverse stock split).
                         Our stock is now listed on the OTC-BB;
                         however, no trades have taken place since its listing. The actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Use of proceeds          We will not receive any proceeds from the sale of
                         the common stock by the selling shareholders.

Risk Factors             See "Risk Factors" and the other information in
                         this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

OTC/BB symbol            TTWZ  (Listed OTC-BB)

                        Selected Financial Information
                        ------------------------------

The selected financial information presented below is derived from and should be read in conjunction with our financial statements, including notes thereto, appearing elsewhere in this prospectus. See "Financial Statements."


Summary Operating Information
                                                        For fiscal year ended
                              For fiscal year ended        August 31, 2008
                                  August 31, 2009             audited
                                    audited                  (Restated)
                              ---------------------     ---------------------
Revenue                               $        -              $          -

Expenses:
   Advertising                                -                      4,166
   Audit fees                             7,000                      7,500
   General and administrative             4,233                      5,261
                                      ---------               ------------

Net (loss) from operations              (11,233)                   (16,927)
                                       ---------               -----------
Extraordinary gain                        2,357                          -
                                       ---------               -----------

NET (LOSS)                            $  (8,876)                $  (21,927)
                                      ==========                ===========

Weighted Average number of common
shares outstanding and fully diluted    437,500                    437,500
                                     ============              ============

Net Income (Loss) per share -
basic and fully diluted              $    (0.02)               $     (0.05)
                                     ============              ============

Balance sheet data:
                                                            August 31, 2008
                                  August 31, 2009               audited
                                       audited                 (Restated)
                                    --------------        ------------------
Cash and cash equivalents             $    2,013               $      2,860
Total Assets                          $    5,513               $      2,860
Total Liabilities                     $      336               $      5,298
Stockholders' Equity                  $    5,177               $     (2,438)


                                   RISK FACTORS
                                   ------------

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below actually occurs, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock.

             Risk Factors Relating to Our Financial Condition

1. We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

As of August 31, 2009, the Company had $2,013 in cash and equivalents. The Company business plan is to provide personal fitness training using isometric techniques. These plans will require additional capital. The Company needs to raise at least one hundred thousand dollars ($100,000) in order to implement its business plan. The Company currently does not have enough funds to fully implement its business plan. Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations.

Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

2. We have yet to attain profitable operations and because we will need additional financing to fund our activities, our accountants believe there is substantial doubt about the company's ability to continue as a going concern.

The Company has prepared financial statements as of year-end August 31, 2009 reporting that the Company is in its developmental stages. Its ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to the Company's ability to raise sufficient financing. Accordingly, management believes the Company's continued existence, future expansion, and ultimate profitability is fully dependent upon raising sufficient proceeds from this offering. It is important to note that even if the appropriate financing is received, there is no guarantee that the Company will ever be able to operate profitably or derive any significant revenues from its operation. The Company could be required to raise additional financing to fully implement its entire business plan.

It is also important to note that the Company anticipates that it will incur losses and negative cash flow over the next six (6) to twelve (12) months. There is no guarantee that the Company will ever operate profitably or even receive positive cash flows from full operations.

                    Risk Factors Relating to Our Company

3. We may not be able to compete with other fitness providers, almost all of whom have greater resources and experience than we do.

The fitness industry is dominated by large, well-financed firms. We do not have the resources to compete with larger providers of this service. With the minimal resources we have available, we may experience great difficulties in building a customer base. Competition by existing and future competitors could result in our inability to secure any new customers. This competition from other entities with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, Tone in Twenty cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

4. Because we are a development stage company, we have only generated $7,979 in revenues since our inception on August 4, 2006 and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our company was incorporated on August 4, 2006; we have realized $7,979 in revenues since our inception through August 31, 2009. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

5. The success of our business depends on the viability and acceptance of isometric training techniques.

The existence and growth of our service depends on the continued acceptance of isometric fitness training in the marketplace. The fitness industry is flooded with many fad ideas and schemes for diet and weight loss that produce either inconsistent or ineffective results. Isometric training has been recognized for the past 30-years and has been accepted universally as a form of fitness training. The difference between isometric physical training versus traditional physical training is that isometric training is an intense form of training which requires less hours of work for the same results. It pushes the muscles to their limits within a short period of time. For example, "push ups" are a form of isometric training as compared to riding a bicycle, where you pedal then rest as the bicycle coasts. Isometric training could possibly lose its viability as fitness choice as a result of new scientific research or increased competition with newer techniques. If for some reason isometric training techniques are not accepted in the marketplace, the demand for our services would be significantly reduced, which would harm or cause our business to fail.

6.  Evolving regulation of the fitness industry may adversely affect us.

As the fitness industry continues to evolve there may be increased regulation by federal, state and/or foreign agencies. Any new regulations which restrict our business could harm or cause our business to fail.

7. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has recognized an accumulated deficit of approximately $1,022,693 and $1,013,817 since inception on August 4, 2006 through August 31, 2009 and 2008, respectively, which raises substantial doubt about its ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plan may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

8.  We face strong and varied competition.

In the Las Vegas area, there are many larger companies who provide similar services which Tone in Twenty plans to provide. The competition includes larger companies, such as Las Vegas Athletic Clubs, 24 Hour Fitness, Bally's Fitness, Gold's Gym, and other providers. These companies are better funded and more established than Tone in Twenty.

9.  We may not be able to find suitable employees.

The Company currently relies heavily upon the services and expertise of our sole officer and director. In order to implement the aggressive business plan of the Company, management recognizes that additional clerical staff will be required. Our sole officer is the only employed personnel at the outset of operations. Our sole officer can manage the office functions and bookkeeping services until the Company can generate enough revenues to hire additional staff.

No assurances can be given that the Company will be able to find suitable employees that can support the above needs of the Company or that these employees can be hired on terms favorable to the Company.

10.  We may not ever pay cash dividends.

The Company has not paid any cash dividends on the stock to date, and there can be no guarantee that the Company will be able to pay cash dividends on the stock in the foreseeable future. Initial earnings that the Company may realize, if any, will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors that are not determined. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

11.  We are subject to government regulation.

The Company is subject to federal, state and local laws and regulations affecting its business. Although the Company plans on obtaining all required federal and state permits, licenses, and bonds to operate its facilities, there can be no assurance that the Company's operation and profitability will not be subject to more restrictive regulation or increased taxation by federal, state, or local agencies.

12.  We may be liable for the products and services we provide.

There is no guarantee that the level of insurance coverage secured by the Company will be adequate to protect the Company from risks associated with claims that exceed the level of coverage maintained. As a result of the Company's limited operations to date, no threatened or actual liability claims have been made upon the Company.

13. Because our sole officer works or consults for other companies, his other activities could slow down our operations.

John Dean Harper, Esq. our sole director/officer, does not work for us exclusively and he does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment in other activities. His other activities will prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

John Dean, the President and Director of the company, currently devotes approximately 5-10 hours per week to company matters. The responsibility of developing the company's business, and fulfilling the reporting requirements of a public company all fall upon Mr. Harper. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

14. Our principal stockholders, and sole officer and director own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our sole officer and principal stockholder beneficially owns approximately, or has the right to vote approximately 84% of our outstanding common stock. If our Preferred shares are converted to common shares, then our largest shareholder will vote 97% of our outstanding common stock. As a result, this stockholder, acting alone, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

15. Increases in the base cost of our services could materially increase our costs and decrease our profitability.

The fitness industry is characterized by significant facility costs and investment in the expertise of licensed and trained personnel. These costs can be influenced by seasonal fluctuations. Significant increases in these costs could decrease our profitability.

16.  The fitness industry is influenced by general economic conditions.

The fitness industry is highly competitive and reactive to the overall level of consumer spending. Consumer spending is dependent on a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages and salaries), business conditions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our products are sold. As a result, any deterioration in general economic conditions, reductions in the level of consumer spending or increases in interest rates could adversely affect the future sales of our products and services.

A return to recessionary or inflationary conditions, whether in the United States or globally, additional terrorist attacks or similar events could have further adverse effects on consumer confidence and spending and, as a result, could have a material adverse effect on our financial condition and results of operations.

                              Other Risks Factors

17.  These securities are offered at an arbitrary offering price.

The offering price of the Common Shares offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, for similar fitness services, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this Offering. (See "PLAN OF DISTRIBUTION")


18. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 195,000,000 shares of common stock and 5,000,000 convertible preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. (See "DILUTION")


19. If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 16,737,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

20. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

     (a) that a broker or dealer approve a person's account for transactions in penny stocks; and

     (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

21. Although our stock is listed on the OTC-BB, a trading market has not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no active trading market in our securities and there are no assurance that a market may develop or, if developed, may not be sustained. If no market is ever developed for our common stock, it will be difficult for you to sell any shares in our Company. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.


22. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance with the SEC, making it difficult for investors to sell their shares, if at all.

Our stock has been cleared for trading on the OTC-Bulletin Board. To be eligible for quotation on the OTCBB, we must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues or future funding to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.


23.  Liability of directors for breach of duty of care is limited.

According to Nevada law [NRS 78.138(7)], all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders' ability to recover damages for fiduciary breaches may be reduced by this statute. In addition, we are obligated to indemnify our directors and officers regarding stockholder suits which they successfully defend (NRS 78.7502).

24. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

25. Tone in Twenty will not receive any of the proceeds from the selling of shares offered in this prospectus.

We will not receive any proceeds from the sale of the common stock by the selling shareholders offered in this prospectus.

26. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance with the SEC, making it difficult for investors to sell their shares, if at all.

We may plan to locate a market maker following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

27. We may issue additional shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of "blank check" convertible preferred stock. To date, the Company has issued 83,333 shares of preferred stock. Our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue additional shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

                                   CAPITALIZATION

The following table sets forth, as of August 31, 2009 and August 31, 2008 the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.



                                                 Aug. 31, 2009   Aug 31, 2008
                                                    audited       audited
                                                -------------   -------------
Debt                                               $        -   $      -

Stockholders' equity:

  Stockholders' Equity
    Preferred stock, $0.001 par value, 5,000,000
      shares authorized, 83,333 shares
      issued and outstanding as of 8/31/09 and
      8/31/08, respectively                                83          83
    Common stock, $0.001 par value, 195,000,000
      shares authorized, 437,500 shares
      issued and outstanding as of 8/31/09 and
      8/31/08, respectively                               438         438
    Additional Paid-in Capital                      1,027,349   1,010,858
    Deficit accumulated during
      development stage                            (1,022,693) (1,013,817)
                                                   ----------  ----------
  Total stockholders' equity (deficit)                  5,177      (2,438)
                                                   ----------  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)$   5,513   $   2,860
                                                    ==========  ==========

                       FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of Tone in Twenty, and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect Tone in Twenty's future results and could cause those results to differ materially from those expressed in such forward looking statements.


                              OFFERING INFORMATION

This prospectus relates to the following:

The resale by certain selling security holders of the Company of up to 16,737,500 share of common stock in connection with the resale of shares of common stock issued by us in two separate transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506/505 of Regulation D promulgated thereunder as a transaction not involving a public offering. (See "Liquidity and Capital Resources" Section.)


The selling shareholders may sell their shares of our common stock at a fixed price of $0.12 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.


                               USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The $0.12 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act"). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

                                  DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding, with the exception of convertible preferred shares that can convert to 16,666,666 common shares. If these convertible preferred shares are converted to 16,666,666 common shares the shares currently issued an outstanding will be diluted by approximately 98%.


                              DIVIDEND POLICY

The Company has not paid any cash dividends on the Common Stock to date, and there are no plans for paying cash dividends on the Common Stock in the foreseeable future. Initial earnings that the Company may realize, if any, will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors.

                          DESCRIPTION OF BUSINESS

Our Company
-----------

Tone in Twenty or ("the Company"), is a Nevada Corporation with a principal business strategy to provide personal fitness training using isometric techniques. The difference between isometric physical training versus traditional physical training is that isometric training is an intense form of training which requires less hours of work for the same results. It is a form of exercise where exertion is used against a resistance force that strengthens and tones the muscle without changing the length of the muscle fibers. Isometrics are done in static positions, rather than a range of motion. The joint and muscle are either worked against an immovable force or are held in a static position while opposed by resistance.

The Company's business plan is to establish a model facility in order to train personal trainers on these techniques. Once these trainers have been fully educated and demonstrate competencies in these techniques, the Company will seek additional locations to host isometric fitness training. The Company's goal is to open four locations throughout the Las Vegas valley in order to have economies of scale in its marketing.

Management believes that isometric training can be beneficial to individuals having a very limited time for fitness training, as it only requires visits once or twice per week to the training facility. Isometric training is a form of strength training designed to help build muscle mass. It is a form of exercise involving the static contraction of a muscle without any visible movement in the angle of the joint. The term "isometric" combines the prefix "iso" (same) with "metric" (distance), meaning that in these exercises the length of the muscle does not change, as compared to isotonic contractions in which the contraction strength does not change but the joint angle does. It is a process of muscle-building exercises which uses equipment that produces muscular contractions against resistance without movement.

Management purchased the following equipment from a third party to implement its isometric training program, this includes: Keiser Multi Hip, Keiser Abductor, Keiser Shoulder Press, Keiser Bicep Curl, Keiser Low Back, Keiser Lateral Deltoid, Keiser Upper Back, Keiser Lat Pulldown, Keiser Vertical, Keiser Leg Press, Keiser Leg Curl, Keiser Vertical Press, Keiser Adductor, Keiser Leg Extension, Keiser Tricep, and a Keiser Squat. Utilizing this equipment, the joint and muscles are held in a static position while opposed
by resistance.   The equipment uses pneumatic air pressure to generate this resistance. The goal in utilizing isometric training is to help the trainee build lean muscle mass while spending one or two 20-minutes sessions a week in an isometric physical fitness training program.

Currently, the Company is not operational, the Company did conduct an evaluation of its personal fitness training using isometric techniques between January-June, 2007, in Las Vegas, NV. Management identified a physical fitness center that permitted the use of its facilities to conduct this evaluation. The Company spent $1,624 to advertise its fitness training program in the local newspapers and subsequently generated $7,979 in business. This evaluation model helped management define the Company's services and advertising program.

Based on this evaluation, management believes it can duplicate this model. Management is preparing this Registration Statement with the plan to raise $100,000 in funding. Management believes that since the Company is now listed on the Over the Counter Bulletin Board, it might be easier to fund the Company, as it gives potential investors an exit strategy. However, there are no assurance that the Company will be able to fund its future operations.

These funds will be used to establish four (4) separate isometric fitness training centers in Las Vegas, NV. With four fitness centers, the Company can use economy of scale to advertise its centers in the local newspapers and on the local television cable. This will minimize advertising costs, per customer, and provide a location convenient for future customers. Management anticipates that the four planned isometric training centers can be in place within approximately twelve months of obtaining funding it requires.

Expected Capital Expenditures
-----------------------------

Provided that the Company can raise the funding necessary to establish its business plan, management expects to allocate funding as follows:


                             Expected manner
                             of occurrence               Number of
                             or method                   months needed
      Event or Milestone     of achievement              to accomplish
  --------------------------------------------------------------------------
1.    Business funded     Completion of offering       Next twelve months
                          ($100,000 raised)

2.    Rent space at       Funds from offering          Two months after
      a fitness center    ($10,000 expense*)           completion of offering

3.    Hire and train      Funds from offering          Two months after
      trainers            ($10,000 expense*)           completion of offering

4.    Purchase            Funds from offering          Four months after
      additional          ($40,000 expense*)           completion of offering
      equipment

5.    Market our          Through newspaper and        Five months after
      services(s)         cable advertising            completion of offering
                          ($30,000 expense*)

6     Develop a           Establishing individual      Six months after
      solid customer      training program             completion of offering
      base

7.    The Company         Customer base in place       Within 6 months
      operates at a                                    after we become
      profit                                           operational, i.e,
                                                       steps 1 through 6
                                                       have been accomplished


* Please note, these chart reflects estimated expenses and an estimated timeline, based on management's best judgment. Actual expenses and the timeline presented may vary.

The Industry

It is management's belief that the industry is well established with a number well-financed competitors who have an established client base. There are many large gym facilities in Las Vegas, where the Company is based, such as Gold's Gym, Las Vegas Athletic Club and 24-Hour Fitness. Management believes the American society has increased knowledge and awareness of personal health and fitness over the past decade through various media outlets, such as television, magazines and the Internet. This has prompted the rapid building of gyms and other personal fitness locations. Tone in Twenty plans to focus on a particular segment of the fitness industry, by specializing in providing personal isometric training at competitive prices for the market it serves.


Competition

The personal fitness industry is highly competitive. Competition is generally based upon brand name recognition, price, service, reach and target marketing. There are many larger companies who provide similar services as Tone in Twenty. The competition includes larger companies, such as, Gold's Gym, 24-Hour Fitness, Las Vegas Athletic Clubs and Bally's Gyms. We are an insignificant player as compared to these larger fitness centers. These companies are better funded and more established than Tone in Twenty. The competition has built brand loyalty and has the resources to build its customer bases through promotional advertising. We do not have the advertising dollars available to compete against our competitors and we might not be able to compete successfully with these competitors in the future.

All of our competitors have significantly greater financial, marketing, other resources, and larger customer bases than we have and are less financially leveraged than we are. As a result, these competitors may be able to adapt changes in customer requirements more quickly; introduce new and more innovative products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure for cancelled services, take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their products; and adapt more aggressive pricing policies.

Our Strategy

Our marketing success will be determined by our ability to create brand awareness for our personal fitness service, acquire customers and provide our services at a competitive price. The Company has developed a few strategies to accomplish this goal. This includes waiving any start-up fee. Many of the larger companies charge a start-up fee to begin membership.

Management plans to target our services primarily towards individuals with limited time to spend on personal fitness training, such as business professionals and owners. The difference between isometric physical training and traditional physical training is the time involved. Because of the intensity of isometric training, a training session will not last more than 20-minutes per session, as compared traditional physical training programs that can last one-two hours. Management anticipates to charge $40.00 for a twenty (20) minute training session.

Therefore, management plans to market its services, through newspaper ads, and its local television cable market, to individuals who do not have a great deal of time to devote to physical training, but can afford to spend a 20-minutes a week in an isometric physical fitness training program.


Intellectual Property

Many of the isometric health fitness training processes depend upon the training techniques, protocols, knowledge, and experience of Mr. Harper, our sole officer, who is responsible for purchasing this isometric training equipment from a third party for the benefit of the Company. Specifically, our training equipment utilizes a method, whereby the force applied to this equipment increases with the amount of pressure applied to the equipment.
For example, when a customer uses our equipment, they begin by holding a movable bar with no pressure. They are required to hold the bar level, while the machine slowly exerts pressure against the bar. As the bar pressure increases, the customer needs to increase their force against this movable bar, until they can no longer hold the bar level. Different equipment will be used to apply pressure against different parts of the body.

To help protect its rights, the Company will require future employees, collaborators, and significant consultants and advisors with access to confidential information on how our equipment works, to enter into confidentiality agreements with the Company. There can be no assurance, however, that these agreements will provide adequate protection for the Company's trade secrets, know-how or proprietary information in the event of any unauthorized use or disclosure. The Company's success and ability to compete is dependent in part upon its proprietary technology. There can be no assurance that the steps taken by the Company in this regard will be adequate to prevent misappropriation of its technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies.

The Company regards substantial elements of its underlying infrastructure and health fitness training techniques and equipment as proprietary information and will attempt to protect them by relying on trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. The Company plans to enter into confidentiality agreements with its future employees, future suppliers and future consultants and in connection with its license agreements with third parties and generally seeks to control access to and distribution of its technology, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's proprietary information without authorization or to develop similar technology independently.

There can be no assurance that the steps taken by the Company will prevent misappropriation or infringement of its proprietary information, which could have a material adverse effect on the Company's business, results of operations and financial condition. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation might result in substantial costs and diversion of resources and management attention. Moreover, from time to time, the Company may be subject to claims of alleged infringement by the Company or service marks and other intellectual property rights of third parties. Such claims and any resultant litigation, should it occur, might subject the Company to significant liability for damages, might result in invalidation of the Company's proprietary rights and, even if not meritorious, could result in substantial costs and diversion of resources and management attention and could have a material adverse effect on the Company's business, results of operations and financial condition.

Government Regulation.

We are subject to federal, state and local laws and regulations affecting our business. Although the Company plans on obtaining all required federal and state permits, licenses, and bonds to operate its facilities, there can be no assurance that the Company's operation and profitability will not be subject to more restrictive regulation or increased taxation by federal, state, or local agencies.

Personnel

The Company does not have any employees. All functions including development, strategy, negotiations and clerical work is being provided by our officer/director on a voluntary basis, without compensation. We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable revenue from our operations.


Facilities and Expenses

We currently maintain our corporate offices at 3433 Losee Rd., Suite 2, North Las Vegas, NV 89030, Telephone: (702) 604-7038, in space provided to us at no cost by our director.

Bankruptcy and Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor

We currently have no pending or provisional patents or trademark applications.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Tone in Twenty and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Revenues

We generated $7,979 in revenues for the period from August 4, 2006 (inception) through August 31, 2009 and no revenues for fiscal year ending August 31, 2009. We currently do not have any operations and our revenues came from an evaluation program we conducted from January - June 2007, in Las Vegas, NV. This evaluation model helped management define the Company's services and advertising program. This evaluation entailed: 1) renting space, by the hour, in a physical fitness training center; 2) hiring and training a physical fitness trainer on using isometric techniques; 3) advertising this physical fitness program in the newspaper; 4) scheduling clients for training sessions; and 5) providing isometric physical fitness training for clients.

As of August 31, 2009, we had cash or cash equivalents of $2,013. The bulk of our expenses include legal and accounting fees. These fees are being spent to maintain our a fully reporting status so that we can remain compliant with our OTC-Bulletin Board listing. Management believes that our listing on the OTC-Bulletin will better position the Company to find the financing it needs to move its business plan forward. We expect to be operational within six months of obtaining the financing we need. We do not anticipate generating any profit for at least 18-months.

Results of Operations for the year ended August 31, 2009
--------------------------------------------------------

Since our inception on August 4, 2006 through August 31, 2009, we generated
$7,979 in revenues derived from an evaluation program.   We generated no
revenues for the fiscal year ending August 31, 2009. We do not anticipate earning any significant revenues until such time as we can establish fitness centers.

For the fiscal year ending August 31, 2009, we experienced a net loss of $8,876 or loss of $(0.02) per share as compared to a net loss of $21,927 or a loss of $(0.05) per share for the same period last year. The net loss for the year ending August 31, 2009 was attributed to general and administrative expense of $4,233 and audit fees of $7,000. General and administrative expense included legal and accounting fees to keep our Company fully
reporting.   Our cash at hand as of August 31, 2009 was $2,013.  In our
August 31, 2009 year-end financials, our auditor issued an opinion that our financial condition raises substantial doubt about the Company's ability to continue as a going concern.


Liquidity and Capital Resources

Our balance sheet as of August 31, 2009 reflects cash assets of $2,013 and $336 in current liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

On August 4, 2006 (inception), we issued 366,667 shares (adjusted for a reverse split) of our $0.001 par value common stock to our founder for $2,200 cash.

In February, 2007, we issued 83,333 shares (adjusted for a reverse split) of our $0.001 par value non-voting Callable and Convertible Preferred stock for $10,000 paid for by private investor for funding our operations. This Preferred Stock converts to two hundred shares of common stock for each share of Preferred Stock.

In March, 2007, we issued 70,833 shares (adjusted for a reverse split) of our $0.001 par value common stock pursuant to a Rule 505 of Regulation D offering for $4,250 cash to approximately 30 shareholders.

There have been no other issuance of stock.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $100,000 to forward our business plan, and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We have been trying to raise these funds with no success through a private offering. Management believe the economic
downturn has hurt our ability to raise the funds needed.   There can be
no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Our sole officer/director has agreed to donate funds to the operations of the Company, in order to keep it fully reporting for the next twelve (12) months, without seeking reimbursement for funds donated. No agreement exists that our sole officer/director will continue to donate funds to the operations of the Company for the next twelve months; therefore, there is no guarantee that he will continue to do so in the future.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.


Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

                               LEGAL PROCEEDINGS

A complaint was filed on September 11, 2008 with the Office of the Labor Commissioner, Department of Business and Industry, State of Nevada, against the Company by a former officer. The claim alleged unpaid wages and commissions owed to the former officer in the amount of $7,357, which were allegedly earned during the period from April 1, 2007 to July 30, 2007. The Company has been informed by the Office of the Labor Commissioner that it cannot find wrongdoing by the Company, that insufficient evidence exists to support the complaint, and that the complaint will not be further pursued by the Department of Business and Industry, State of Nevada.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth certain information with respect to executive officers, directors, key employees and advisors of the Company as of the date of this Memorandum:

              Name                     Position
      -----------------------------------------------------
      John Dean Harper, Esq.   Director/President/Secretary

All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Directors currently receive no fees for services provided in that capacity. The officers of the Company are elected annually and serve at the discretion of the Board of Directors.

Set forth below is a brief description of the background and business experience of our sole officer and director.

John Dean Harper, Director, President and Secretary
---------------------------------------------------

Mr. Harper is a graduate of Ohio University in Athens, Ohio with Bachelors of Business Administration degree and a double major in Business Pre-Law and General Business. He is also a graduate of the University of Cincinnati, College of Law with a Juris Doctor. Mr. Harper has a private law practice focusing primarily on corporate law, labor/employment and litigation. Mr. Harper serves as counsel for the Las Vegas Police Protective Association, Chief General Counsel, 1998-Present.

Work Experience:
----------------

Dates            Name of Company                      Job Title
-----            --------------                       ---------

1986-1989        Univ. of Cincinnati, College of Law  Law Student
1989-1991        Schottenstein, Zox and Dunn          Assoc. Atty.
1991-1995        Redmon & Harper                      Partner
1996-1998        Gugino & Schwartz                    Assoc. Atty.
1999-2002        Starbase-1 Coffee Co. Ltd.           President
2000-2002        Lock-Gun.com                         President
1998-Present     Injured Police Officers Fund         General Counsel
2001-2005        Absolute Glass Protection, Inc.      Pres., Treasurer, Director
1996-Present     John Dean Harper, Attorney at Law
1998-Present     Las Vegas Police Protective Assoc.   Chief General Counsel
1998-Present     Nevada Conf. of Police and Sheriffs  General Counsel

Involvement in Certain Legal Proceedings

Our director, executive officer and control persons have not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

As a result of our the Company's current limited available cash, no officer or director received compensation since the inception of the company.
Tone in Twenty intends to pay salaries when cash flow permits.


SUMMARY COMPENSATION TABLES
                         ----------------------------------------------------
                                        Annual Compensation
                         ----------------------------------------------------
     Name and       Year                             Other Annual    Stock
Principal Position  End  Salary ($)   Bonus ($)   Compensation ($) Awards($)
-----------------------------------------------------------------------------
John Dean Harper
    President      2009   -0-          -0-         -0-              -0-
                   2008   -0-          -0-         -0-              -0-
                   2007   -0-          -0-         -0-              -0-

-----------------------------------------------------------------------------

Long Term Compensation Table

                       ------------------------------------------------------
                                        Long Term Compensation
                       ------------------------------------------------------
                                    Awards             Payouts
                       ------------------------------------------------------
                        Restricted  Stock Securities     LTIP    All Other
Name and Principal Year Award(s)($) Underlying Options/  Payouts Compensation
     Position       End             SARs(#)              ($)     ($)
-----------------------------------------------------------------------------
John Dean Harper
    President      2009    -0-           -0-             -0-     -0-
                   2008    -0-           -0-             -0-     -0-
                   2007    -0-           -0-             -0-     -0-
-----------------------------------------------------------------------------

Mr. Harper, the President and Director of the company, currently devotes approximately 5-10 hours per week to company matters. We do not pay to our directors or officers any salary or consulting fee. We do not pay to our directors any compensation for serving as a director on our board of directors.

The Company currently does not have employment agreements with its executive officer. The executive officer/director of the Company has agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through December 10, 2009.

Family Relationships
--------------------

Not applicable.

Significant Employees
---------------------

We have no significant employees other than our Officer/Director. We conduct our business through arms-length third parties and independent contractors.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Seale and Beers, CPAs, Certified Public Accountants. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Advisory Board
--------------

Tone in Twenty does not have an advisory board.

Advisor Compensation
--------------------

Tone in Twenty does not have an advisory board.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 10, 2009, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

We do not have any outstanding options or warrants exercisable for or convertible into shares of our common stock. This Registration does include outstanding preferred shares that can be converted into common shares.


                                      AMOUNT AND    PERCENT OF    PERCENT OF
                                      NATURE OF     CLASS         CLASS
TITLE OF    NAME OF BENEFICIAL        BENEFICIAL    BEFORE        AFTER
CLASS       OWNER AND POSITION        OWNERSHIP     CONVERSION(1) CONVERSION(2)
Common      John Dean Harper,         366,666       84.0%         2.1%
Stock       3433 Losee Rd.
            Suite 2
            North Las Vegas, NV  89030
----------------------------------------------------------------------------
Ownership upon conversion of
  shareholders' preferred stock:

Common      San Nicholas, Inc.          83,333       0.0%         97.0%
Stock
----------------------------------------------------------------------------
Common     All Executive Officers
Stock         and Directors as a
              Group (1 person)         366,666      84.0%          2.1%

(1) Percent of Class based on 437,500 shares before conversion of Series A Callable and Convertible Preferred shares.
(2) Percent of Class based on 1,704,100 after conversion of the 83,333 Series A Callable and Convertible Preferred shares.
(3) San Nicholas, Inc. a Nevada Corporation, beneficially owned and Controlled by Mrs. Eva Esparza, Escobedo 435 Ote., Torreon,
     Coah, Mexico.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 4, 2006 (inception), the Company issued 366,667 shares (adjusted for a reverse split) of its $0.001 par value common stock to Mr. John Dean Harper, the founder of the Company for $2,200 cash.

In February 2007, the Company issued 83,333 shares (adjusted for a reverse split) of its $0.001 par value preferred stock for $10,000 cash to San Nicholas, Inc, a Nevada corporation, beneficially owned and controlled by Mrs. Eva Esparza.

In March 2007, the Company issued 70,833 shares (adjusted for a reverse split)of its $0.001 par value common stock for $4,250 cash to the selling shareholders identified in this prospectus under the section entitled "Selling Shareholders."

There have been no other issuances of common stock or preferred stock.

As of December 10, 2009, the Company has 437,500 common shares issued and outstanding and 83,333 Callable and Convertible Preferred Stock preferred shares issued and outstanding. Each Callable and Convertible Preferred Share can be converted into two hundred (200) shares of common stock

There are no outstanding or issued options or warrants.

Certain Relationships and Related Transactions

The company's sole Director has contributed office space for the Company's use for all periods presented. There is no charge to Tone in Twenty for the space. This space consists of a unit within a larger five story commercial office building that is also used by unrelated businesses. This building is owned by parties not related to the management nor the shareholders of Tone in Twenty. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. Our officer will not seek reimbursement for past office expenses. No written agreement exists that our sole officer/director will continue to donate office space to the operations. Therefore, there is no guarantee that he will not seek reimbursement for the donated office space in the future.

Our officer and sole director can be considered a promoter of Tone in Twenty in consideration of his participation and managing of the business of the company since its incorporation.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;
b) Any majority security holder; and
c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

                          SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 16,737,500 shares of common stock offered through this prospectus. The selling shareholders acquired the 16,737,500 shares of common stock offered through two separate private offerings that were exempt from registration under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.


                                Total
                                shares      Total        Total
                                held        Number of    Shares
                                including   Shares to    to be       Percent
                                issuable    be           Owned       Owned
                                upon full   Offered for  Upon        Upon
                                Conversion  Selling      Completion  Completion
                                and/or      Shareholder  of this     of this
Name of Selling Stockholder(1)  exercise    Account(2)   Offering    Offering(3)
-----------------------------   --------    -----------  ----------  --------
Margaret M. Adymy                  1,666          1,666           0    Nil
Jessica Aldrich                    3,333          3,333           0    Nil
Keith Beall                        4,166          4,166           0    Nil
Benjamin Burkhalter                3,333          3,333           0    Nil
Craig M. Colton II                 3,333          3,333           0    Nil
Adam Daskivich                     4,166          4,166           0    Nil
Tim Hanson                         3,333          3,333           0    Nil
Anthony A. Junker                  1,666          1,666           0    Nil
Cynthia Junker                     1,666          1,666           0    Nil
Alexandra Kelishes                 1,666          1,666           0    Nil
Betty Jane Konkel                  1,666          1,666           0    Nil
Nicholas Manteris                  3,333          3,333           0    Nil
Jeorge A. Martin                   1,666          1,666           0    Nil
Patricia L. Martin                 1,666          1,666           0    Nil
Evelyn B. Meadows                  4,166          4,166           0    Nil
Cynthia Murtha                     3,333          3,333           0    Nil
Kevin Murtha                       3,333          3,333           0    Nil
Marlena Niemann                    1,666          1,666           0    Nil
Donald D. Patterson                1,666          1,666           0    Nil
James Patterson                    1,666          1,666           0    Nil
Michael C. Patterson               1,666          1,666           0    Nil
Paloma Patterson                   1,666          1,666           0    Nil
Cecila Quiroz                      1,666          1,666           0    Nil
Johanna Quiroz                     1,666          1,666           0    Nil
Juan Quiroz                        1,666          1,666           0    Nil
Rosa Quiroz                        1,666          1,666           0    Nil
Robert Sandoval                    3,333          3,333           0    Nil
San Nicholas, Inc.(4)(5)      16,666,666     16,666,666           0    Nil
Daniel Schwartz                    1,666          1,666           0    Nil
Mark Theis                         1,666          1,666           0    Nil
Kirk Whiting                       1,666          1,666           0    Nil
--------------------------------------------------------------------------
TOTAL                         16,737,500     16,737,500           0

1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.

2) This table assumes that each shareholder will sell all of his/her shares available for sale following the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered. will be sold following the effectiveness of this registration statement.

3) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 154,231,000, (assuming the full conversion of all Series A Callable and Convertible Preferred shares which are registered herein) as of February 15, 2007.

(4) San Nicholas, Inc. a Nevada Corporation, beneficially owned and controlled by Mrs. Eva Esparza.

(5) Owner(s) of the Series A Callable and Convertible Preferred Shares. The Board of Tone and Twenty has resolved that they do not plan on calling the these Series A Preferred Shares; therefore, these shareholders may call for the conversion of these shares at their sole discretion.

All of the selling shareholders:

1. have not had a material relationship with us other than as a shareholder at any time within the past two years; or
2.  has ever been one of our officers or director or
3.  are not broker-dealers or affiliates of a broker-dealer


Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.

Nature of Expenses:                                   Amount
-------------------------------------------------------------
Securities and Exchange Commission registration fee   $    62
Legal fees and miscellaneous expenses*                $ 1,500
Audit Fees                                            $ 1,000
Transfer Agent fees*                                  $   750
Printing*                                             $   938
                                                      -------
Total                                                 $ 4,250
                                                      =======
*Estimated Expenses

                             PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

Our shares are currently listed on the OTC-BB, under the trading symbol TTWZ with no trading activity as of December 10, 2009. We cannot give any assurance that our shares will have any market value. The sales price to the public was fixed at $0.12 per share until our common stock was traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we are listed on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained.

Since our common stock is traded on the Over-the-Counter Bulletin Board electronic quotation service, the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3.  Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and they may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales. When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Transfer Agent

The Company has hired Empire Stock Transfer, Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014 to serve as its authorized stock transfer agent.


                              DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

                           DESCRIPTION OF SECURITIES

The Company, a Nevada corporation, is authorized to issue 195,000,000 shares of Common Stock, $0.001 par value and 5,000,000 shares of Preferred Stock, $0.001 par value. The Company has issued 366,666 shares of Common Stock to the original officer of the Company. The Company subsequently sold 70,833 shares to further capitalize the Company. The Company also sold 83,333 shares of preferred stock. The holders of Common Stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of Common Stock, on all matters which stockholders may vote on at all meetings of Shareholders; and (v) the holders of Common Stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of directors. There are currently 437,500 shares of Common Stock outstanding held by thirty-one shareholders of record. (See "Principal Shareholders").

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Preferred Convertible Securities

We issued 83,333 non-voting Callable and Convertible Preferred shares. We filed with the Nevada Secretary of State the designation that "These Series A Preferred shares shall be designated as "Callable and Convertible Preferred Stock." The corporation has the right to call for and purchase these shares at any time, within twelve months of issue, either at par value or at a slight premium above par value, or if corporation should designate that these shares are deemed not callable, the holders of these non-voting Series A Preferred Shares shall have the right to cause the corporation to redeem shares for Common Stock at any time. Each holder of the non voting Series A Callable and Convertible Preferred Stock shall have the right to convert all or any portion of such shares as such holder desires to convert, into shares of the Common Stock of the corporation, as follows: each share of Series A Convertible Preferred Stock can be exchanged for two hundred (200) shares of Common Stock of the corporation."

Through a Board Resolution, it was resolved that we shall not call nor redeem our Series A non-voting Callable and Convertible Preferred shares. The shareholder of the Series A Preferred shares will be permitted to convert each Series A Preferred share owned for two hundred common shares, at their sole discretion. The conversion of 83,333 Series A Preferred Shares converts into 16,666,666 common shares which we registering in this Prospectus.

Rule 144 Shares
---------------

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 4,375 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144(k) after March 2009.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.

                                 LEGAL MATTERS

The Law Offices of John Dean Harper has opined on the validity of the shares of common stock being offered hereby.

                                     EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Seale and Beers, CPAs, Certified Public Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

Certain legal matters in connection with this registration statement will be passed upon for Tone in Twenty by the Law Offices of John Dean Harper. John Dean Harper is the sole officer/director of Tone in Twenty, and a shareholder of the registrant.

Our sole officer/director can be considered promoters of Tone in Twenty in consideration of their participation and managing of the business of the company since its incorporation.

               INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS

                                Tone in Twenty
                               August 31, 2007
                               November 30, 2007



TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------

                                                                   PAGE
                                                                   ----

Year end August 31, 2008 Financials (audited):

Independent Auditors' Report                                       F-1
Balance Sheets                                                     F-2
Statements of Operations                                           F-3
Statements of Stockholders' Equity                                 F-4-5
Statements of Cash Flows                                           F-6
Notes to Financials                                                F-7-18



SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         -------------------------------------------------------

To the Board of Directors
Tone in Twenty
(A Development Stage Company)

We have audited the accompanying balance sheets of Tone in Twenty (A Development Stage Company) as of August 31, 2009 and 2008 (restated), and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended August 31, 2009 and 2008 (restated), and from inception on August 4, 2006 through August 31, 2009 (restated). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tone in Twenty (A Development Stage Company) as of August 31, 2009 and 2008 (restated), and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended August 31, 2009 and 2008 (restated), and from inception on August 4, 2006 through August 31, 2009 (restated), in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has recognized an accumulated deficit of approximately $1,022,693 and $1,013,817 since inception on August 4, 2006 through August 31, 2009 and 2008, respectively, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs
-------------------------
    Seale and Beers, CPAs
    Las Vegas, Nevada
    December 9, 2009

              50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107
                  Phone: (888)727-8251 Fax: (888)782-2351

                               Tone in Twenty
                       (A Development Stage Company)
                               Balance Sheets

                                                                August 31,
                                                    August 31,     2008
                                                       2009     (Restated)
                                                    ----------  ----------
ASSETS
  Current Assets
    Cash and cash equivalents                       $   2,013   $   2,860
    Funds held in escrow                                    -           -
                                                    ----------  ----------
  Total current assets                                  2,013       2,860

  Other Assets
    Prepaid expense                                     3,500           -
                                                    ----------  ----------
  Total other assets                                    3,500           -
                                                    ----------  ----------
TOTAL ASSETS                                        $   5,513   $   2,860
                                                    ==========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities
    Accounts payable                                $     336   $   2,941
    Accrued liability                                       -       2,357
                                                    ----------  ----------
  Total current liabilities                               336       5,298
                                                    ----------  ----------

  Stockholders' Equity (Deficit)
    Convertible Preferred stock, $0.001 par value,
      5,000,000 shares authorized, 83,333 shares
      issued and outstanding as of 8/31/09 and
      8/31/08, respectively (1)                            83          83
    Common stock, $0.001 par value, 195,000,000
      shares authorized, 437,500 shares
      issued and outstanding as of 8/31/09 and
      8/31/08, respectively                               438         438
    Additional Paid-in Capital                      1,027,349   1,010,858
    Deficit accumulated during
      development stage                            (1,022,693) (1,013,817)
                                                    ----------  ----------
  Total stockholders' equity (deficit)                  5,177      (2,438)
                                                    ----------  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)$   5,513   $   2,860
                                                    ==========  ==========

(1) Please see Note 6 Stockholders' Equity, Preferred Stock section for information regarding the conversion feature of the preferred stock.

  The accompanying notes are an integral part of these financial statements.

                              Tone in Twenty
                          Statements of Operations
                       (A Development Stage Company)

                                              For the year  August 4, 2006
                                For the year     ending     (Inception) to
                                   ending      August 31,     August 31,
                                 August 31,       2008           2009
                                    2009       (Restated)     (Restated)
                                ------------  ------------  --------------
REVENUE                         $         -   $         -   $       7,979

EXPENSES
 Advertising                              -         4,166           5,389
 Audit fees                           7,000         7,500          15,500
 General & administrative             4,233         5,261          12,211
                                ------------  ------------  --------------
Total expenses                       11,233        16,927          33,100
                                ------------  ------------  --------------

Net (loss) from operations          (11,233)      (16,927)        (25,121)

OTHER INCOME/EXPENSES
 Extraordinary gain                   2,357             -           2,357
 Beneficial conversion feature            -             -        (994,929)
 Disposition of fixed asset               -        (5,000)         (5,000)
                                ------------  ------------  --------------
Total other income/expenses           2,357        (5,000)       (997,572)

Provision for income taxes                -             -               -
                                ------------  ------------  --------------

NET (LOSS)                      $    (8,876)  $   (21,927)  $  (1,022,693)
                                ============  ============  ==============

(LOSS) PER SHARE - BASIC (1)    $     (0.02)  $     (0.05)
                                ============  ============

(LOSS) PER SHARE - FULLY
DILUTED (1)                     $     (0.02)  $     (0.05)
                                ============  ============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING -
BASIC AND FULLY DILUTED             437,500       437,500
                                ============  ============

(1) In-the-money options or warrants are not included in the diluted EPS computations because there is a loss from continuing operations in the periods being reported, and to include them would be antidilutive.

  The accompanying notes are an integral part of these financial statements.

                              Tone in Twenty
                     Statements of Stockholders' Equity
                       (A Development Stage Company)
                                (Restated)

          Convertible                                  Deficit
           Preferred         Common                  Accumulated
             Stock           Stock        Additional During the       Total
        -------------- ------------------  Paid-In   Exploration  Stockholders'
        Shares  Amount   Shares   Amount   Capital      Stage         Equity
        ------- ------ ---------- ------- ---------- ------------ -------------
August 2006
Founders
shares
for
cash at
$0.006
per share       $         366,667 $   367 $   1,833  $         -  $      2,200

Net (loss)
year ended
8/31/06                                                    (1,000)      (1,000)
        ------- ------ ---------- ------- ---------- ------------ -------------
Balance,
8/31/06       -      -    366,667     367     1,833        (1,000)       1,200

February 2007
Preferred
shares
issued for
cash at
$0.12 per
share    83,333     83                        9,917                     10,000

Beneficial
conversion
feature on
preferred
stock                                       994,929                    994,929

Deemed interest
on beneficial
conversion
feature                                                  (994,929)    (994,929)

March 2007
Common shares
issued
pursuant
to 505
offering
at $0.06
per share                  70,833      71     4,179                      4,250

                                          F-4

                              Tone in Twenty
                Statements of Stockholders' Equity (Continued)
                       (A Development Stage Company)
                                (Restated)

          Convertible                                  Deficit
           Preferred         Common                  Accumulated
             Stock           Stock        Additional During the       Total
        -------------- ------------------  Paid-In   Exploration  Stockholders'
        Shares  Amount   Shares   Amount   Capital      Stage         Equity
        ------- ------ ---------- ------- ---------- ------------ -------------
Net income
year ended
8/31/07                                                    4,039         4,039
        ------- ------ ---------- ------- ---------- ------------ -------------
Balance,
8/31/07  83,333     83    437,500     438 1,010,858     (991,890)       19,489

Net (loss)
year ended
8/31/08                                                  (21,927)      (21,927)
        ------- ------ ---------- ------- ---------- ------------ -------------
Balance,
8/31/08
(Restated)
         83,333     83    437,500     438 1,010,858   (1,013,817)       (2,438)

September 2008
Contributed
capital                                       2,559                      2,559

January 2009
Contributed
capital                                       6,632                      6,632

February 2009
Contributed
capital                                       6,300                      6,300

July 2009
Contributed
capital                                       1,000                      1,000

Net (loss)
year ended
8/31/09                                                   (8,876)       (8,876)
        ------- ------ ---------- ------- ---------- ------------ -------------
Balance,
8/31/09  83,333 $   83   437,500  $   438 $1,027,349 $(1,022,693) $      5,177
        ======= ====== ========== ======= ========== ============ =============



  The accompanying notes are an integral part of these financial statements.

                              Tone in Twenty
                          Statements of Cash Flows
                       (A Development Stage Company)

                                              For the year  August 4, 2006
                                For the year     ending     (Inception) to
                                   ending      August 31,     August 31,
                                 August 31,       2008           2009
                                    2009       (Restated)     (Restated)
                                ------------  ------------  --------------
OPERATING ACTIVITIES
NET (LOSS)                      $    (8,876)  $   (21,927)  $  (1,022,693)
  Adjustments to reconcile net
   loss to net cash provided by
   (used in) operating
   activities:
     Increase(decrease) in:
       Accounts payable              (2,605)        3,941             336
       Accrued liability             (2,357)        2,357               -
     (Increase)decrease in:
       Prepaid expense               (3,500)            -          (3,500)
                                ------------  ------------  --------------
  Net cash (used in)
    operating activities            (17,338)      (15,629)     (1,025,857)

INVESTING ACTIVITIES
  Purchase of fixed assets                -             -          (5,000)
  Disposition of fixed assets             -         5,000           5,000
                                ------------  ------------  --------------
  Net cash provided by
    investing activities                  -         5,000               -

FINANCING ACTIVITIES
  Issuances of common stock               -             -           6,450
  Issuances of preferred stock            -             -          10,000
  Contributed capital                16,491             -          16,491
  Beneficial Conversion of
    preferred stock                       -             -         994,929
                                ------------  ------------  --------------
  Net cash provided by financing
    activities                       16,491             -       1,027,870
                                ------------  ------------  --------------

NET CHANGE IN CASH                     (847)      (10,629)          2,013
CASH AND CASH EQUIVALENTS -
  BEGINNING                           2,860        13,489               -
                                ------------  ------------  --------------
CASH AND CASH EQUIVALENTS -
  ENDING                        $     2,013   $     2,860   $       2,013
                                ============  ============  ==============
SUPPLEMENTAL DISCLOSURES:
  Interest paid                 $         -   $         -   $           -
  Income taxes paid             $         -   $         -   $           -
  Non-cash transactions         $         -   $         -   $           -

  The accompanying notes are an integral part of these financial statements.

                               Tone in Twenty
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                    August 31, 2009 and August 31, 2008


NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

Tone in Twenty (the "Company") was incorporated under the laws of the state of Nevada on August 4, 2006. The Company was organized to conduct any lawful business. The Company plans to offer personalized physical fitness training through its iso-toning program.

The Company has been in the development stage since inception and has had limited operations to date.


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company had $5,513 in assets and liabilities of $336 as of August 31, 2009, as compared to assets of $2,860 and liabilities of $5,298 as of August 31, 2008. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period presented.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

                               Tone in Twenty
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                    August 31, 2009 and August 31, 2008


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Year end
--------
The Company's fiscal year-end is August 31.

Advertising
-----------
Advertising costs are expensed when incurred. For the years ended August 31, 2009 and 2008, and since inception on August 4, 2006 through the year ended August 31, 2009, the Company has incurred advertising expenses of $0, $4,166 and $5,389, respectively.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - LEGAL PROCEEDINGS AND DISPOSITION OF ASSETS

On September 11, 2008, a former officer filed a complaint with the State of Nevada Department of Business and Industry, Office of the Labor Commissioner. The claim alleged unpaid wages and commissions owed to the former officer in the amount of $7,357, which were allegedly earned during the period from April 1, 2007 to July 30, 2007. In the year ended August 31, 2008, the company recognized a disposition of equipment expense for $5,000, as well as an accrued liability of $2,357 to fully recognize the potential adverse effects, should the Department of Labor have decided to pursue this matter. The Company has been informed by the Office of the Labor Commissioner that it cannot find wrongdoing by the Company, that insufficient evidence exists to support the complaint, and that the complaint will not be further pursued by the Department of Business and Industry, State of Nevada, and therefore the Company recognized an extraordinary income of $2,357 for the year ended August 31, 2009. As of August 31, 2009, the isometric exercise equipment, or fixed assets, were not in the Company's possession, as they are in possession of a former officer and there is no assurance it will be returned to the Company.

                              Tone in Twenty
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                    August 31, 2009 and August 31, 2008


NOTE 4.   GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Since inception on August 4, 2006 through August 31, 2009 and 2008, the Company recognized an accumulated operating deficit of approximately $1,022,693 and $1,013,817, respectively. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used for further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is devoting its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.


NOTE 5.   STOCKHOLDERS'EQUITY

The Company is authorized to issue 195,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

On June 25, 2009, the Company initiated a six-for-one reverse stock split for its issued and outstanding common and preferred stock. This reverse stock split had no effect on the authorized number of common shares or preferred shares, and did not affect the par value of the stock. The financial statements reflect the reverse stock split on a retroactive basis.

Common Stock
------------
On August 4, 2006 (inception), the Company issued 366,667 shares of its common stock at approximately $0.006 per share to its founder for $2,200.

On March 31, 2007 the Company issued 70,833 shares of its $0.001 par value common stock at approximately $0.06 per share to approximately 30 shareholders for $4,250 pursuant to a Regulation 505 offering.

                              Tone in Twenty
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                    August 31, 2009 and August 31, 2008


NOTE 5.   STOCKHOLDERS'EQUITY (Continued)

Convertible Preferred Stock
---------------------------
In February, 2007, the Company issued 83,333 shares of its $0.001 par value preferred stock at approximately $0.12 per share to one non-affiliated shareholder for $10,000. These preferred shares can be converted to 16,666,600 common shares on the preferred shareholder's demand.

On February 23, 2007, the Company filed a Certificate of Amendment with the Nevada Secretary of State that states: "Series A Preferred shares shall be designated as "Callable and Convertible Preferred Stock". The corporation has the right to call for and purchase these shares at any time, within twelve months of issue, either at par value or at a slight premium above par value, or if corporation should designate that these shares are deemed not callable, the holders of these non-voting Series A Preferred Shares shall have the right to cause the corporation to redeem shares for Common Stock at any time. Each holder of the non-voting Series A Callable and Convertible Preferred Stock shall have the right to convert all or any portion of such shares as such holder desires to convert, into shares of the Common Stock of the corporation, as follows: each share of Series A Convertible Preferred Stock can be exchanged for two hundred (200) shares of Common Stock of the corporation."

The convertible feature of the preferred stock was calculated on the difference between the original offering price $0.01 per share in the Company's Registration Statement, and price in which the preferred stock was purchased, $0.001. Such feature is normally characterized as a "Beneficial Conversion Feature" ("BCF"). Pursuant to EITF Issue No. 98-5,"Accounting for Convertible Securities With Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and EITF No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," the estimated fair value of the BCF is recorded in the consolidated financial statements.

There were no other issuances of common or preferred stock or equivalents since August 4, 2006 (inception) through August 31, 2008. The Company has not issued any options or warrants or similar securities since inception.


NOTE 6.   RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities. This person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                              Tone in Twenty
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                    August 31, 2009 and August 31, 2008


NOTE 7.  REVENUE AND EXPENSES

Revenue recognition
-------------------

The Company recognizes revenue on an accrual basis as it invoices for services." Revenue is generally realized or realizable and earned when all of the following criteria are met: 1) persuasive evidence of an arrangement exists between the Company and the customer(s); 2) services have been rendered; 3) the price to the customer is fixed or determinable; and 4) collectibility is reasonably assured. For the period from August 4, 2006 (inception) to August 31, 2009, the Company has recognized revenues of $7,979. The Company has recognized no revenues for the years ended
August 31, 2009 and 2008, respectively.


NOTE 8.  PROVISION FOR INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

Due to the Company's net loss, there was no provision for income taxes.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   -------
                   Total                               -%


NOTE 9.   OPERATING LEASES AND OTHER COMMITMENTS

The Company also has no lease obligations or employment agreements.

                              Tone in Twenty
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                    August 31, 2009 and August 31, 2008


NOTE 10.  EARNINGS PER SHARE

Historical earnings per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity, but these potential common stock equivalents (16,666,600 common shares) are antidilutive for periods in which a loss is incurred, therefore they are not included below.

Calculation of earnings(loss) per share is as follows:

                                            August 31, 2009  August 31, 2008
                                            ---------------  ---------------
Net loss (numerator)                        $       (8,876)  $      (21,927)
                                            ===============  ===============
Weighted Average Common Shares Outstanding         437,500          437,500
                                            ===============  ===============
Basic Loss per Share                        $        (0.02)  $        (0.05)
                                            ===============  ===============


NOTE 11.   RECENT ACCOUNTING PRONOUNCEMENTS

June 2009, the FASB issued FASB No. 166, "Accounting for Transfers of Financial Assets-an amendment of FASB Statement No. 140" ("FASB 166"). The provisions of FASB 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. FASB 166 is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of FASB 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

                              Tone in Twenty
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                    August 31, 2009 and August 31, 2008


NOTE 11.   RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In June 2009, the FASB issued FASB No. 167, "Amendments to FASB Interpretation No. 46(R) ("FASB 167"). FASB 167 amends the consolidation guidance applicable to variable interest entities. The rovisions of FASB 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R). FASB 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. FASB 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of FASB 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued FASB No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("FASB No. 168"). Under FASB No. 168 the "FASB Accounting Standards Codification" ("Codification") will become the source of authoritative
U. S. GAAP to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. FASB No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. FASB No. 168 is effective for the Company's interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of FASB No. 168 to have an impact on the financial statements.

In June 2009, the Securities and Exchange Commission's Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of Financial Accounting Standards No. 141 (revised
2007), Business Combinations, and Statement of Financial Accounting

                              Tone in Twenty
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                    August 31, 2009 and August 31, 2008


NOTE 11.   RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Standards No. 160, Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments. This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. This FSP shall be effective for interim reporting periods ending after June 15, 2009. The Company does not have any fair value of financial instruments to disclose.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. This FSP amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FSP shall be effective for interim and annual reporting periods ending after June 15, 2009. The Company currently does not have any financial assets that are other-than-temporarily impaired.

In April 2009, the FASB issued FSP No. FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, to address some of the application issues under FASB 141(R). The FSP deals with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency provided the asset or liability's fair value on the date of acquisition can be determined. When the fair value can-not be determined, the FSP requires using the guidance under FASB No. 5, Accounting for Contingencies, and FASB

                              Tone in Twenty
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                    August 31, 2009 and August 31, 2008


NOTE 11.   RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Interpretation (FIN) No. 14, Reasonable Estimation of the Amount of a Loss. This FSP was effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after January 1, 2009. The adoption of this FSP has not had a material impact on our financial position, results of operations, or cash flows during the years ended August 31, 2009 and 2008.

In April 2009, the FASB issued FSP No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"). FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly. Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value. This FSP is effective for interim and annual periods ending after June 15, 2009. The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

In October 2008, the FASB issued FSP No. FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active," ("FSP FAS 157-3"), which clarifies application of FASB 157 in a market that is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued. The adoption of FSP FAS 157-3 had no impact on the Company's results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, "Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities." This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise's involvement with variable interest entities, including qualifying special-purpose entities. This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged. The Company adopted this FSP effective January 1, 2009. The adoption of the FSP had no impact on the Company's results of operations, financial condition or cash flows.

                              Tone in Twenty
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                    August 31, 2009 and August 31, 2008


NOTE 11.   RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In December 2008, the FASB issued FSP No. FAS 132(R)-1, "Employers' Disclosures about Postretirement Benefit Plan Assets" ("FSP FAS 132(R)- 1"). FSP FAS 132(R)-1 requires additional fair value disclosures about employers' pension and postretirement benefit plan assets consistent with guidance contained in FASB 157. Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009. The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of FASB No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," and FASB Interpretation 46 (revised December 2003), "Consolidation of Variable Interest Entities - an interpretation of ARB No. 51," as well as other modifications. While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company's financial statements. The changes would be effective
March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

                              Tone in Twenty
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                    August 31, 2009 and August 31, 2008

NOTE 11.   RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In May 2008, the Financial Accounting Standards Board ("FASB") issued FASB No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". FASB No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. FASB No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. FASB No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued FASB No. 162, "The Hierarchy of Generally Accepted Accounting Principles". FASB No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. FASB No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU Section 411 of the AICPA Professional Standards. FASB No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued FASB No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of FASB No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

NOTE 12 - CONCENTRATION OF CREDIT RISK

Cash Balances

The Company maintains its cash in various financial institutions in the United States. Balances maintained are insured by the Federal Deposit Insurance Corporation (FDIC). This government corporation insured balances up to $100,000 through October 13, 2008. As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account. This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009. All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2013.

                              Tone in Twenty
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                    August 31, 2009 and August 31, 2008

NOTE 13 - RESTATEMENT

The Company has restated its financial statements as of and for the year ended August 31, 2008 to reflect a correction to the amount of accounts payable. This restatement resulted in an additional expense of $1,059 being recorded in 2008. Additionally, restatement was made to the total assets to reflect a correction to the amount of funds held in escrow, which was $0 instead of $2,559. The Company's summarized financial statements comparing the restated financial statements to those originally filed are as follows:


                                                     Year Ended
                                                  August 31, 2008
                                            Original    Restated     Change
                                           ----------  ----------  ----------
BALANCE SHEET
  Total Assets                             $   5,419   $   2,860   $  (2,559)
                                           ==========  ==========  ==========
  Total Liabilities and Stockholders'
    Equity (Deficit)                       $   5,419   $   2,860   $  (2,559)
                                           ==========  ==========  ==========
STATEMENT OF CASH FLOWS
  Operating Activities                     $ (13,070)  $ (15,629)  $  (2,559)
  Investing Activities                         5,000       5,000           -
  Financing Activities                             -           -           -
  Comprehensive Loss                          (8,070)    (10,629)     (2,559)
  Cash Ending                              $   5,419   $   2,860   $  (2,559)
                                           ==========  ==========  ==========


NOTE 14 - SUBSEQUENT EVENTS

None. The Company has evaluated subsequent events through December 4, 2009, the date which the financial statements were available to be issued.

                      [BACK COVER PAGE OF PROSPECTUS]

                              TONE IN TWENTY

                          16,737,500 Shares of
                              Common Stock

                              PROSPECTUS


                   DEALER PROSPECTUS DELIVERY OBLIGATION
                   -------------------------------------

UNTIL [DATE], ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II
                    Information Not Required in Prospectus

        INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                       Amount
                                                      -------
Securities and Exchange Commission registration fee   $    62
Legal fees and miscellaneous expenses*                $ 1,500
Audit Fees                                            $ 1,000
Transfer Agent fees*                                  $   750
Printing*                                             $   938
                                                      -------
Total                                                 $ 4,250
                                                      =======

*Estimated expenses

                 RECENT SALES OF UNREGISTERED SECURITIES

On August 4, 2006 (inception), we issued 366,666 par value $0.001 common shares of stock to the Company's founder for $2,200 cash.

In February, 2007, we issued 83,333 shares of our $0.001 par value non-voting Callable and Convertible Preferred stock for funding the purchase price of $10,000 cash paid for by one entity. The non-voting Callable and Convertible Preferred stock is owned by: San Nicholas, Inc, a Nevada corporation, beneficially owned and controlled by Mrs. Eva Esparza. All securities were issued in reliance upon an exemption from registration under
Section 4(2) of the Securities Act as a transaction not involving a public offering. The Preferred Stock converts to two hundred shares of common stock for each share of Preferred Stock.

In March, 2007, we conducted a private placement without any general solicitation or advertisement. The Company issued 70,833 shares of its $0.001 par value common stock to non-affiliated investors for cash of $4,250 pursuant to a Regulation D, Rule 505 of the Securities Exchange Act of 1934 offering to thirty shareholders. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

There have been no other issuance of shares since our inception on August 4, 2006. As of December 10, 2009, we have a total of approximately thirty-two
(32) shareholders.

EXHIBITS

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

                                                 Incorporated by reference
                                                 -------------------------

                                        Filed          Period           Filing
Exhibit       Exhibit Description     herewith  Form   ending  Exhibit   date
------------------------------------------------------------------------------
 3.1       Tone in Twenty Articles               SB-2           3.1   11-02-07
           of Incorporation
------------------------------------------------------------------------------
 3.2       Bylaws as currently                   SB-2           3.2   11-02-07
           in effect
------------------------------------------------------------------------------
 3.3       Amended Articles of                   SB-2           3.3   11-02-07
           incorporation in effect
------------------------------------------------------------------------------
 5.1       Opinion of John Dean Harper, Esq.     SB-2           5.1   11-02-07
           the Law Offices of John Dean Harper
           regarding the legality of the
           securities being registered
------------------------------------------------------------------------------
10.1       Preferred share lock-up
           agreement dated Nov. 10, 2008         10-K          10.1   12-12-08
------------------------------------------------------------------------------
23.1       Consent Letter from Seale      X
           and Beers, CPAs
------------------------------------------------------------------------------

                                  UNDERTAKINGS
                                  ------------

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the

4. Pursuant to Rule 512(g)(2), of Regulation S-B, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.
    In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Dean Harper their true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  December 10, 2009           By:  /s/ John Dean Harper
       -----------------           ------------------------------------------
                                         John Dean Harper
                                         Title: President, Chief Executive
                                         Officer, Chief Financial Officer,
                                         Secretary and Director (Principal
                                         Executive, Financial, and Accounting
                                         Officer)

                                 Signatures
                                 ----------

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized, on December 10, 2009 in Las Vegas, Nevada.

                                      TONE IN TWENTY
                                 -----------------------
                                        Registrant


                                  By:   /s/ John Dean Harper
                                        -------------------------------------
                                            John Dean Harper
                                            Title: President, Chief Executive
                                            Officer, Chief Financial Officer,
                                            Secretary and Director (Principal
                                            Executive, Financial, and
                                            Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Amended registration statement was signed by the following persons in the capacities and on the dates stated:

Date:  December 10, 2009           By: /s/ John Dean Harper
       -----------------           --------------------------------------
                                        John Dean Harper
                                        Title: President, Chief Executive
                                        Officer, Chief Financial Officer,
                                        Secretary and Director (Principal
                                        Executive, Financial, and
                                        Accounting Officer)

EXHIBIT INDEX

                                                 Incorporated by reference
                                                 -------------------------

                                        Filed          Period           Filing
Exhibit       Exhibit Description     herewith  Form   ending  Exhibit   date
------------------------------------------------------------------------------
 3.1       Tone in Twenty Articles               SB-2           3.1   11-02-07
           of Incorporation
------------------------------------------------------------------------------
 3.2       Bylaws as currently                   SB-2           3.2   11-02-07
           in effect
------------------------------------------------------------------------------
 3.3       Amended Articles of                   SB-2           3.3   11-02-07
           incorporation in effect
------------------------------------------------------------------------------
 5.1       Opinion of John Dean Harper, Esq.     SB-2           5.1   11-02-07
           the Law Offices of John Dean Harper
           regarding the legality of the
           securities being registered
------------------------------------------------------------------------------
10.1       Preferred share lock-up
           agreement dated Nov. 10, 2008         10-K          10.1   12-12-08
------------------------------------------------------------------------------
23.1       Consent Letter from Seale      X
           and Beers, CPAs
------------------------------------------------------------------------------